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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this registration statement on Form S-1 of our report dated April 9, 1999 on our audits of the financial statements of Benelytics, Inc. as of December 31, 1997 and 1998 and for the years ended December 31, 1997 and 1998 and for the period from March 20, 1996 (inception) to December 31, 1998.

/s/ PricewaterhouseCoopers LLP

San Francisco, California
July 23, 1999